[RELIASTAR LOGO APPEARS HERE]
ReliaStar Life Insurance Company
P.O. Box 20, Minneapolis, Minnesota 55440

SUPPLEMENT TO VARIABLE ANNUITY APPLICATION

ALLOCATION OF PURCHASE PAYMENTS: Allocation must be in whole percentage points totaling 100%.

a.____% Fixed Account (SFA)

The Alger American Fund
b.____% Alger American Growth Portfolio (AGR) c.____% Alger American MidCap Growth Portfolio (AMG) d.____% Alger American Small Capitalization Portfolio (ASC)

Fidelity's Variable Insurance Products Funds I & II e.____% Asset Manager Portfolio (FAM) f.____% Contrafund Portfolio (FCF) g.____% Equity-Income Portfolio (FEI) h.____% Growth Portfolio (FGP) i.____% High Income Portfolio (FHI) j.____% Index 500 Portfolio (FIN) k.____% Investment Grade Bond Portfolio (FIG) l.____% Money Market Portfolio (FMM) m.____% Overseas Portfolio (FOS)

Janus Aspen Series
n.____% Aggressive Growth Portfolio (JAG) o.____% Growth Portfolio (JGP) p.____% International Growth Portfolio (JIG) q.____% Worldwide Growth Portfolio (JWG)

Neuberger&Berman Advisers Management Trust r.____% Limited Maturity Bond Portfolio (NLM) s.____% Partners Portfolio (NPP)

Northstar Variable Trust
t.____% Northstar Growth Fund (NGF)
u.____% Northstar High Yield Bond Fund (NHY) v.____% Northstar Income and Growth Fund (NIG) w.____% Northstar International Value Fund (NIV) x.____% Northstar Multi-Sector Bond Fund (NMS)

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OCC Accumulation Trust
y.____% Equity Portfolio (OEP)
z.____% Global Equity Portfolio (OGE)
aa.____% Managed Portfolio (OMP)
bb.____% Small Cap Portfolio (OSC)

Putnam Variable Trust
cc.____% Putnam VT Asia Pacific Growth Fund (PAP) dd.____% Putnam VT Diversified Income Fund (PDI) ee.____% Putnam VT Growth and Income Fund (PGI) ff.____% Putnam VT New Opportunities Fund (PNO) gg.____% Putnam VT Utilities Growth and Income Fund (PUT) hh.____% Putnam VT Voyager Fund (PVY)

Other Investment Companies/Funds
Specify both the investment company and fund names ii.____% _________________________________________
jj.____% _________________________________________
kk.____% _________________________________________
ll.____% _________________________________________

Allocation affects all future payments until changed by you.

We reserve the right to limit your participation to a total of seventeen Sub-Accounts over the lifetime of your Contract. Upon participation in the seventeenth Sub-Account, you would be able to allocate premiums to and transfer within the seventeen Sub-Accounts already used and which are still available, but could not participate in any other Sub-Accounts.

I understand and agree that this supplement is part of my application for a variable annuity and will be considered part of my Contract with ReliaStar Life Insurance Company.

Date             Signature of Agent         Signature of Proposed Contract Owner

_______________  _________________________  ____________________________________